                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12 (g) OF THE
                       SECURITIES AND EXCHANGE COMMISSION

                   Chase Commercial Mortgage Securities Corp.
       (formerly known as "Chemical Commercial Mortgage Securities Corp.")
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             (Exact Name of Registrant as specified in its Charter)


         New  York                                             13-3728743
         -------------                                       ---------------
(State of Incorporation or Organization)                  (I.R.S. Employer
                                                          Identification No.)


     380 Madison Avenue, New York, NY                           10017-2951
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   (Address of principal executives offices)                    (zip code)

Registrant's Telephone number, including area code:  212-622-3510

If this Form relates to the registration  If this form  relates to the
of a class  of a class  of  securities    registration of a class of debt and
debt securities and is effective  upon    is to become effective simultaneously
filing pursuant to General Instruction with the effectiveness of a concurrent A(c)(1) please check the following box: registration statement under the
____                                      Securities  Act of 1933 pursuant to
                                          General Instruction A(c)(2) please
                                          check the following box:  ____

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class        `                Name of Each Exchange on which
to be so Registered                         Each Class is to be Registered

--------------------------            ------------------------------------------
--------------------------            ------------------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

Class A-1 Commercial Mortgage Pass-Through Certificates, Series 1998-1 Class A-2 Commercial Mortgage Pass-Through Certificates, Series 1998-1 Class A-1 Commercial Mortgage Pass-Through Certificates, Series 1998-2 Class A-2 Commercial Mortgage Pass-Through Certificates, Series 1998-2
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Class B Commercial Mortgage Pass-Through Certificates, Series 1998-1
Class B Commercial Mortgage Pass-Through Certificates, Series 1998-2
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Class C Commercial Mortgage Pass-Through Certificates, Series 1998-1
Class C Commercial Mortgage Pass-Through Certificates, Series 1998-2
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Class D Commercial Mortgage Pass-Through Certificates, Series 1998-1
Class D Commercial Mortgage Pass-Through Certificates, Series 1998-2
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Class E Commercial Mortgage Pass-Through Certificates, Series 1998-1
Class E Commercial Mortgage Pass-Through Certificates, Series 1998-2
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Class X Commercial Mortgage Pass-Through Certificates, Series 1998-1
Class X Commercial Mortgage Pass-Through Certificates, Series 1998-2
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                   (Title of each class of each series)


Item 1.  Description of Registrant's Securities to be Registered:

     With respect to each of:

     (1) Class A-1 Commercial Mortgage Pass-Through Certificates, Series 1998-1 and Class A-1 Commercial Mortgage Pass Through Certificates, Series 1998-2; (2) Class A-2 Commercial Mortgage Pass-Through Certificates, Series 1998-2 and Class A-2 Commercial Mortgage Pass Through Certificates, Series 1998-2; (3) Class B Commercial Mortgage Pass-Through Certificates, Series 1998-1 and Class B Commercial Mortgage Pass Through Certificates, Series 1998-2; (4) Class C Commercial Mortgage Pass-Through Certificates, Series
1998-1 and Class C Commercial Mortgage Pass Through Certificates, Series 1998-2; (5) Class D Commercial Mortgage Pass-Through Certificates, Series 1998-1 and Class D Commercial Mortgage Pass Through Certificates, Series 1998-2;
(6) Class E Commercial Mortgage Pass-Through Certificates, Series 1998-1 and Class E Commercial Mortgage Pass Through Certificates, Series 1998-2;
(7) Class X Commercial Mortgage Pass-Through Certificates, Series 1998-1 and Class X Commercial Mortgage Pass Through Certificates, Series 1998-2; the Registrant has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on form S-3 (file no. 333-18961).
With respect to each series of the securities registered hereunder, the Registrant has filed with the Commission pursuant to rule 424(b) under the Securities Act of 1933, as amended, the final form of the prospectus relating to the initial offering of such securities, which includes a description of such securities. Such prospectus is hereby incorporated by referenced herein.

Item 2.  Exhibits

1.   Form of Pooling and Servicing Agreement with respect to Series 19998-1.*

2.   Form of Pooling and Servicing Agreement with respect to Series 1998-2.**




                                SIGNATURE

     Pursuant to the Requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused the registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                     Chase Commercial Mortgage Securities Corp.



Date:  April 6, 1999                By:  /s/ Steven Z. Schwartz
                                          ------------------------
                                     Name:  Steven Z. Schwartz
                                     Title:  Vice President



                                 SIGNATURE

     Pursuant to the Requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused the registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                   Chase Commercial Mortgage Securities Corp.



Date:  April 8, 1999                By: /s/Steven Z. Schwartz
                                         ----------------------
                                     Name:  Steven Z. Schwartz
                                     Title:  Vice President


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*   Incorporated by reference to the Registrant's current report on Form 8-K dated May 15, 1998 for Series 1998-1.

** Incorporated by reference to the Registrant's current report on Form 8-K dated as of November 19, 1998 for Series 1998-2.